Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

20 June 2024

056710.0008

Autozi Internet Technology (Global) Ltd.

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

Autozi Internet Technology (Global) Ltd. (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to (i) the public offering by the Company of 2,500,000 class A ordinary shares of par value of US$0.000001 each of the Company (the Offer Shares) and (ii) the resale by selling shareholders of 2,500,000 class A ordinary shares of par value of US$0.000001 each of the Company (the Sale Shares and together with the Offer Shares, the Shares).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: A Au | M Chu | JP Engwirda | Y Fan | P Kay

MW Kwok | IN Mann | R Ng | ATC Ridgers | PJ Sephton

Anguilla | Bermuda | British Virgin Islands | Cayman Islands Cyprus | Hong Kong | Jersey | London | Luxembourg Montevideo | São Paulo | Shanghai | Singapore harneys.com

1

Existence and Good Standing. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing as of 9 May 2024 under the laws of the Cayman Islands. It is a separate legal entity and is subject to suit in its own name.

2

Authorised Share Capital. Based on our review of the M&A Documents (as defined in Schedule 1), the authorized share capital of the Company, with effect from the date that the Restated M&A becomes effective, will be US$500,000 divided into 500,000,000,000 shares of par value of US$0.000001 each, comprising of 480,000,000,000 class A ordinary shares of par value of US$0.000001 each and 20,000,000,000 class B ordinary shares of par value of US$0.000001 each.

3

Valid Issuance of Offer Shares. The allotment and issue of the Offer Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the Offer Shares will be validly issued, fully paid and non-assessable.

4

Sale Shares. The Sale Shares offered by the selling shareholders have been allotted and validly issued as fully paid and non-assessable shares, and there will be no further obligation of the holders of any of the Sale Shares to make any further payment to the Company in respect of such Sale Shares.

5

Cayman Islands Law. The statements under the headings “Taxation – Cayman Islands Taxation” “Enforcement of Civil Liabilities”, and “Description of Share Capital” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforcement of Civil Liabilities”, ““Taxation – Cayman Islands Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

SCHEDULE 1

List of Documents and Records Examined

1	A copy of the certificate of incorporation of the Company dated 15 July 2021;

2	A copy of the amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 10 November 2022;

3

A copy of the second amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 7 July 2023 which will become effective immediately prior to the completion of the Company’s initial public offering of class A ordinary shares (the Restated M&A);

4	A copy of the minutes of an extraordinary general meeting of the shareholders of the Company passed 10 August 2023;

5	A copy of the minutes of an extraordinary general meeting of the shareholders of the Company passed 11 April 2024 (together with above items 2 to 4, collectively referred to as the M&A Documents);

6	A copy of the register of members and register of directors of the Company provided to us on 7 May 2024;

7	A copy of executed written resolutions of the sole director of the Company dated 7 July 2023 (together with items 4 to 5 above, collectively referred to as the Resolutions);

8	A certificate of good standing dated 9 May 2024 in respect of the Company issued by the Registrar of Companies in the Cayman Islands;

9	A certificate issued by the sole director of the Company dated 10 May 2024, a copy of which is attached hereto (the Director’s Certificate); and

10	The Registration Statement.

(items 1 to 8 above collectively referred to as the Corporate Documents and items 1 to 11 above collectively referred to as the Documents)

SCHEDULE 2

Assumptions

1

Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Corporate Documents are authentic, all signatures, initials and seals are genuine.

2

Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3

Resolutions. The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of the sole director, or by or on behalf of each shareholder in respect of the shareholder resolutions, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

4

No Steps to Wind-up. The director and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

5

Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents and, in particular, that the entry into and performance of the transactions contemplated under the Registration Statement will not cause any of the parties thereto to be in breach of any agreement or undertaking.

6

Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

SCHEDULE 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2

Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3

Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of Shares, that a shareholder shall not, in respect of the relevant Shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4

Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act (Revised) of the Cayman Islands.

5	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (As Revised).

Schedule A

Autozi Internet Technology (Global) Ltd.

incorporated in the Cayman Islands

Company No. 378828

(the Company)

DIRECTOR’S CERTIFICATE

This certificate is given by the undersigned in his capacity as the sole director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1	Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

2

I, the undersigned, am the sole director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

3	I, the undersigned, confirm in relation to the Company that:

(a)

the Resolutions were executed by the sole director or each shareholder of the Company in the manner prescribed in the articles of association of the Company, the signature(s) and initial(s) thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

(b)	the Sale Share were validly issued and the purchase price in respect of the Sale Shares has been paid in full; and

(c)

there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from allotting and issuing the Offer Shares or otherwise performing its obligations under the Registration Statement.

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[Signature page to follow]

/s/ ZHANG, Houqi
ZHANG, Houqi	Date 2024.5.10

Sole Director